Exhibit 99.1

ANTERO RESOURCES ANNOUNCES EARLY TENDER RESULTS AND PRICING OF TENDER OFFERS FOR ITS 2022 AND 2023 NOTES

Denver, Colorado, August 24, 2020 /PRNewswire/ -- Antero Resources Corporation (NYSE: AR) (“Antero” or the “Company”) today announced that as of 5:00 p.m., New York City time, on August 24, 2020 (the “Dutch Auction Early Tender Deadline”), $88,389,000 aggregate principal amount of the Company’s 5.125% Senior Notes due 2022 (the “2022 Notes”) and $95,661,000 aggregate principal amount of the Company’s 5.625% Senior Notes due 2023 (the “2023 Notes” and, together with the 2022 Notes, the “Dutch Auction Notes”) had been tendered and not withdrawn prior to the Dutch Auction Early Tender Deadline, in accordance with the previously announced cash tender offers for the Dutch Auction Notes (the “Dutch Auction Offers”) on the terms and subject to the conditions set forth in the Offer to Purchase, dated as of August 11, 2020 (as it may be amended and supplemented from time to time, the “Offer to Purchase”). The Company intends to accept for purchase all such notes (the “Accepted Notes”) and to make payment for Accepted Notes on August 25, 2020.

Select terms of the early tender results and pricing of the Dutch Auction Offers are described in the table below.

Dutch Auction Notes:	CUSIP Numbers / ISIN(1)	Outstanding Principal Amount Prior to the Commencement of the Dutch Auction Offers(2)	Principal Amount Tendered on or Prior to the Dutch Auction Early Tender Deadline and Accepted	Base Price(3)	Clearing Premium(4)	Dutch Auction Total Consideration(5)
5.125% Senior Notes due 2022	03674X AC0 / US03674XAC02	$756,030,000	$88,389,000	$800.00	$60.00	$860.00
5.625% Senior Notes due 2023	03674X AF3 / US03674XAF33	$705,641,000	$95,661,000	$720.00	$60.00	$780.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers or ISIN listed in this release or printed on the Dutch Auction Notes. They are provided solely for the convenience of holders.
(2)	As of the date of this release.
(3)	Per $1,000 principal amount of Dutch Auction Notes accepted for purchase. Includes the Dutch Auction Early Tender Payment of $30.00.
(4)	As defined in the Offer to Purchase.
(5)	Per $1,000 principal amount of Dutch Auction Notes accepted for purchase. Includes the Dutch Auction Early Tender Payment of $30.00. Holders whose Dutch Auction Notes are validly tendered in the Dutch Auction Offers after the Dutch Auction Early Tender Deadline but by the Dutch Auction Expiration Date (and not validly withdrawn) and accepted for purchase in the Dutch Auction Offers will be entitled to receive the Dutch Auction Offer Consideration, which is equal to the Dutch Auction Total Consideration, less the $30.00 Dutch Auction Early Tender Payment. Holders whose Dutch Auction Notes are accepted for purchase will also receive accrued and unpaid interest from the applicable last interest payment date to, but not including, the applicable settlement date with respect to the Dutch Auction Notes accepted for purchase.

The deadline for holders to validly withdraw tenders of Dutch Auction Notes (unless otherwise required by applicable law) was 5:00 p.m., New York City time, on August 24, 2020, and was not extended. The Dutch Auction Offers will expire at 11:59 p.m., New York City time, on September 8, 2020, unless extended by Antero in its sole discretion (such date and time, as the same may be extended, the “Dutch Auction Expiration Date”). Pursuant to the Offer to Purchase, holders of Dutch Auction Notes may still tender their Dutch Auction Notes by the Dutch Auction Expiration Date, but will be entitled to receive only the Dutch Auction Offer Consideration, which is equal to the Dutch Auction Total Consideration set forth in the table above, less the $30.00 Dutch Auction Early Tender Payment.

As previously announced, $191,566,000 principal amount of the Company’s outstanding 5.375% Senior Notes due 2021 (the “2021 Notes”) were tendered pursuant to the Company’s cash tender offer for any and all of its outstanding 2021 Notes (the “Any and All Offer” and, together with the Dutch Auction Offers, the “Offers” and, the Dutch Auction Notes, collectively with the 2021 Notes, the “Notes”), which amount included $18,480,000 principal amount of 2021 Notes tendered pursuant to guaranteed delivery procedures (the “Guaranteed Delivery Notes”). Because holders owning approximately $9 million aggregate principal amount of Guaranteed Delivery Notes did not perform the delivery requirements under the guaranteed delivery procedures, Antero accepted for purchase $182,725,000 aggregate principal amount of 2021 Notes.

Between the Dutch Auction Notes tendered by the Dutch Auction Early Tender Deadline and 2021 Notes repurchased by the Company in the Any and All Offer, the Company will have repurchased an aggregate $366,775,000 notional amount of senior notes in the Offers at a 10% weighted average discount, reducing total debt by $37 million.

Additional Information

The dealer manager for the Offers is J.P. Morgan Securities LLC and the co-dealer managers for the Offers are BMO Capital Markets Corp. and Citigroup Global Markets Inc. Any questions regarding the terms of the Offers should be directed to J.P. Morgan at (toll-free) (866) 834-2045 or (collect) (866) 834-2045. The depositary and information agent is IPREO LLC. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the information agent for the Offers, IPREO LLC, at (888) 593-9546 (toll-free), (212) 849-3880 (all others) or ipreo-tenderoffer@ihsmarkit.com. Copies of such documents are also available at the following web address: https://www.debtdomain.com/public/antero/index.html.

This press release is for informational purposes only. This press release is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes or any other securities. The Offers are being made pursuant to an Offer to Purchase, a related Letter of Transmittal and a related Notice of Guaranteed Delivery, each dated August 11, 2020, which set forth the complete terms and conditions of the Offers. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Company by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of the Company, the Dealer Managers, the Depositary or the Information Agent makes any recommendation as to whether holders should tender or refrain from tendering their Notes. Holders must make their own decision as to whether to tender or refrain from tendering any or all of such holder’s Notes, and how much they should tender.

Antero is an independent natural gas and oil company engaged in the acquisition, development and production of unconventional liquids-rich natural gas properties located in the Appalachian Basin.

This release includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero expects, believes or anticipates will or may occur in the future, such as Antero’s ability to successfully consummate the Offers and the terms thereof, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

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Antero cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond Antero’s control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, impacts of world health events, including the COVID-19 pandemic, potential shut-ins of production due to lack of downstream demand or storage capacity, and the other risks described under the heading "Item 1A. Risk Factors" in Antero’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequent Quarterly Reports on Form 10-Q.

For more information, contact Michael Kennedy – SVP–Finance, at (303) 357-6782 or
mkennedy@anteroresources.com.

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